Exhibit 10.9
PROMISSORY NOTE

$232,000.00	Fort Lauderdale, Florida
February 9, 2004
     FOR VALUE RECEIVED, ALBRICAS, LLC, a Florida limited liability company (the “Maker”), whose address is 530 Sawgrass Corporate Parkway, Sunrise, Florida 33325, promises to pay to PROTECTIVE PRODUCTS INTERNATIONAL CORP., a Florida corporation (“Payee”), whose address is 530 Sawgrass Corporate Parkway, Sunrise, Florida 33325, the principal sum of TWO HUNDRED THIRTY TWO THOUSAND NO/100 DOLLARS ($232,000.00), or such much thereof as shall be due and payable from time to time, together with interest in arrears on the outstanding principal balance hereof at the rate of 5.12% per annum from the date of execution of this Note until maturity, both principal and interest being payable in lawful money of the United States. Monthly payments due hereunder to Payee will be made to Payee at the address noted above, or such other place as Payee from time to time, may designate in writing. Interest and principal hereunder will be paid as provided below.
     As used herein, the “Due Date” means the latest date on which the principal and interest hereunder become due and payable in full, as follows:
     Principal and Interest payments in the amount of $4,390.89 shall be due and payable commencing on the 9th day of February 2004 and continuing on each month thereafter until January 9, 2010. On January 9, 2010, the entire principal balance, together with all accrued interest, if any, shall be due and payable in full.
     THIS NOTE MAY BE PREPAID IN WHOLE OR IN PART AT ANY TIME.
     Failure to make any payment of principal and interest within thirty (30) days of the date such payment is due is a default and upon such Event of Default, the whole sum of principal and interest remaining unpaid shall, at the option of the Payee, become immediately due and payable. Failure to exercise this option or any other right of the Payee shall not constitute a waiver of the right to exercise the same in the event of subsequent default.
     If an Event of Default occurs and suit shall be brought for the collection hereof, Maker (and any co-makers and endorsers) shall pay reasonable attorneys’ fees for making such suit and the collection activities. This Note is to be construed and enforced according to the laws of the State of Florida.

     If any provision of this note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be construed in favor of the Payee is order to effectuate the provisions of this note. In addition, nothing herein contained, or any instrument or transaction related hereto, shall be construed or so operated as pay interest in an amount or at a rate greater than the maximum allowed by law of the State of Florida. Should any interest or other charges paid by the Maker, or any parties liable for the loan made pursuant to this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest which is permitted under the law, then any and all such excess shall be and the same is hereby waived by the Payee hereof, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by the Payee hereof to the Maker and any parties liable for the payment of the loan made pursuant to this Note, it being the intent of the parties that under no circumstances shall the Maker, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the maximum rate allowed by the law of the State of Florida. If an Event of Default occurs, the unpaid principal hereof shall bear interest at the rate of 5.12% per annum until paid in full. In no event and under to circumstances shall there be due hereunder, nor shall Payee be entitled hereunder to receive at any time, any charges not allowed or permitted by law or any interest or interest rate in excess of the maximum allowed by law.
     This Note may not be amended or modified nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by Maker and Payee.
     IN WITNESS WHEREOF, Maker has executed and delivered this Note as of January ___, 2004.

ALBRICAS, LLC, a Florida limited liability company
By:	/s/ Stephen G. Giordanella
Stephen G. Giordanella,
Managing Member